Pear Therapeutics Announces Process Exploring Strategic Alternatives

BOSTON – March 17, 2023 – Pear Therapeutics, Inc. (Nasdaq: PEAR) (“the Company”), the leader in developing and commercializing software-based medicines called prescription digital therapeutics (PDTs), today announced that it is engaged in a process to explore strategic alternatives to maximize shareholder value. The Company has engaged MTS Health Partners, L.P. to act as the Company’s exclusive financial advisor to assist in evaluating potential alternatives. MTS Health Partners is a leading boutique investment bank that provides strategic and financial advice to the healthcare industry.

As part of its process, Pear is exploring the potential for an acquisition, company sale, merger, divestiture of assets, licensing, or other strategic transactions and/or seeking additional financing. There is no set timetable for this process and there can be no assurance that this process will result in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms. If the Company is unable to complete a transaction, it may be required to seek a reorganization, liquidation or other restructuring. The Company does not expect to disclose or provide an update concerning developments related to this process unless or until the Company’s Board of Directors has approved a definitive course of action or otherwise determines that other disclosure is necessary or appropriate.

About Pear Therapeutics
Pear Therapeutics, Inc., which is traded on Nasdaq as PEAR, is the parent company of Pear Therapeutics (US), Inc. Pear is the leader in developing and commercializing software-based medicines, called prescription digital therapeutics (PDTs). Pear aims to redefine care through the widespread use of clinically validated software-based therapeutics to provide better outcomes for patients, smarter engagement and tracking tools for clinicians, and cost-effective solutions for payers. Pear has the first end-to-end platform to discover, develop, and deliver PDTs to patients and a pipeline of products and product candidates across therapeutic areas, including the first three PDTs with disease treatment claims from the FDA. Pear’s product, reSET®, for the treatment of substance use disorder, was the first PDT to receive marketing authorization from the FDA to treat disease. Pear’s second product, reSET-O®, for the treatment of opioid use disorder, was the first PDT to receive Breakthrough Designation. Pear’s third product, Somryst® for the treatment of chronic insomnia, was the first PDT submitted through FDA’s traditional 510(k) pathway while simultaneously reviewed through FDA’s Software Precertification Pilot Program. For more information, visit Pear at www.peartherapeutics.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to statements concerning the following matters: the Company’s review and evaluation of potential strategic alternatives and their impact on stockholder value; the process by which the Company engages in evaluation of strategic alternatives; the Company’s ability to identify potential merger or acquisition partners; the Company’s ability to raise capital to continue as a going concern; and the terms, timing, structure, benefits and costs of any strategic transaction and whether one will be consummated at all; the impact of any strategic transaction on the Company. In some cases, you can identify forward-looking statements by terminology such as “guidance”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “aim”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “target”, or “continue”, or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Pear and its management are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the results of our strategic review process; our ability to raise capital; cash flow, cash burn, expenses, obligations and liabilities; the interest of third parties in entering into a merger, reverse merger, or other strategic transaction with the Company; any impact of this evaluation process on the sale of the Company’s products; the outcomes of any litigation, regulatory proceedings, inquiries or investigations that we may become subject to; and other important factors discussed in the Company’s filings with the Securities and Exchange Commission. If we do not obtain additional equity or debt funding, our cash resources will be depleted and we could be required to materially reduce or suspend operations, which would likely have a material adverse effect on our business, stock price and our business relationships with third parties. If we do not have sufficient funds to continue operations or satisfy our liabilities, we could be required to seek a reorganization, liquidation or other restructuring that could result in our stockholders losing some or all of their investment in us.

Readers are cautioned not to put undue reliance on forward-looking statements, which are based only on information currently available to us and speak only as of the date of this release. Pear assumes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. Pear gives no assurance that Pear will achieve its expectations

Media and Investors Contact:
Meara Murphy
Senior Director, Corporate Communications
meara.murphy@peartherapeutics.com